BIOCANCELL THERAPEUTICS INC.
8 Hartom St.
POB 45389
Jerusalem, Israel 91451

November 8, 2010

Via Email

George Kaufman
Director Investment Banking
Chardan Capital Markets, LLC
17 State Street
Suite 1600
New York, NY 10004

Re: Termination of October 19, 2010 Letter Agreement

Dear George,

BioCancell Therapeutics Inc. (“BioCancell”) hereby provides this notice of termination of that certain Letter Agreement (the "Letter Agreement") dated October 19, 2010 between BioCancell and Chardan Capital Markets, LLC ("Chardan") effective immediately notwithstanding the 30-day termination period provided in Section 13 and further provided that notwithstanding the sections delineated in Section 13 that will survive the termination of the Letter Agreement, the compensation for the “Tail Period” shall not survive and the “Minimum Gross Fee Percentage” set forth in section 2(b) shall survive the termination of the Letter Agreement only in so far as Chardan shall be entitled to receive 10% of the Placement Fee that Clal Finance Underwriting Ltd. receives pursuant to section 2(a) of the Letter Agreement for investment advisory services previously provided by Chardan to BioCancell.

Please confirm your agreement to and acceptance of the terms of this letter by countersigning where indicated below.

Sincerely yours,

/s/ Uri Danon    /s/ Ira Weinstein
BioCancell Therapeutics Inc.

Acknowledged and agreed:

/s/ George Kaufman
Chardan Capital Markets, LLC